UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Intermolecular, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 29, 2013 in Menlo Park, California. The results of the matters voted on by the Company's stockholders are set forth immediately below.
Proposal 1
To elect two (2) Class II Directors to the Company's Board of Directors to hold office for a three-year term expiring at the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified or their earlier resignation or removal:

	Number of Votes
Name of Nominees	For	Withheld	Broker Non-Votes
Irwin Federman	29,833,341	781,985	1,745,461
David E. Lazovsky	29,958,620	656,706	1,745,461
Proposal 2
To approve, on a non-binding, advisory basis, the following resolution relating to the compensation of the Company's named executive officers:
“RESOLVED, that the Company's stockholder s approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosure set forth in the Company's proxy statement.”

Number of Votes
For	Against	Abstain	Broker Non-Votes
29,970,634	54,628	590,064	1,745,461
Proposal 3
To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013:

Number of Votes
For	Against	Abstain
31,762,728	5,078	592,981

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: May 30, 2013	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer